Exhibit 23.3

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-4 of Inergy Midstream, L.P. for the registration of Inergy Midstream, L.P. common units of our report dated November 20, 2012, with respect to the consolidated financial statements and schedule of Inergy Midstream, L.P. included in its Annual Report (Form 10-K) for the year ended September 30, 2012.

/s/ ERNST & YOUNG LLP

Kansas City, Missouri

October 4, 2013